Exhibit 5.1

February 12, 2019

SolarEdge Technologies, Inc.
1 Hamada Street
Herziliya Pituach, Israel, 4673335.

Re:	SolarEdge Technologies, Inc. Common Stock Offering
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of SolarEdge Technologies, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus and prospectus supplement with respect thereto, each dated February 12, 2019, in connection with the offering by the selling stockholders named therein of 1,194,046 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion.  In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

SolarEdge Technologies, Inc.
February 12, 2019

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions expressed above.  Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of Delaware, to the limited extent set forth above, and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP